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                                                                   EXHIBIT 23(b)


                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 14, 1997 on our audit of the consolidated financial statements of VIMRx Pharmaceuticals Inc. and subsidiaries (the "Company") for the year ended December 31, 1996 included in the Company's 1998 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


RICHARD A. EISNER & COMPANY, LLP


New York, New York
May 6, 1999


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